Exhibit 99.1

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

of HDIMAX, Inc.

We have audited the accompanying consolidated financial statements of HDIMAX, Inc. (a Delaware corporation), which comprise the consolidated balance sheet as of September 30, 2014, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the period from May 24, 2014 to September 30, 2014, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the Auditing Standards Board (United States) and in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. HDIMAX, Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HDIMAX, Inc. as of September 30, 2014, and the results of its operations and its cash flows for the period from May 24, 2014 to September 30, 2014 in accordance with accounting principles generally accepted in the United States of America.

/s:/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

November 12, 2014

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HDIMAX, INC.

BALANCE SHEET

ASSETS
September 30, 2014
Current Assets
Cash	$43,352

Total current assets	43,352

Other assets	488

Total assets	$43,840

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$104,509
Accrued expenses	107,333
Related party accrued interest	4,452
Related party notes payable	450,000

Total current liabilities	666,294

Stockholders' Equity (Deficit)
Common stock, $.000001 par value, 100,000,000 shares authorized and 48,500,000 shares issued and outstanding at September 30, 2014	$48
Additional paid in capital	440
Accumulated deficit	(622,942)

Total stockholders' equity (deficit)	(622,454)

Total liabilities and stockholders' equity (deficit)	$43,840

The accompanying notes are an integral part of these condensed financial statements

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HDIMAX, INC.

STATEMENT OF OPERATIONS

For the Period from Inception on May 24, 2014 to September 30, 2014

Revenue

Net revenue	$439

Expenses
General and administrative	19,281
Sales and marketing	211,742
Professional fees	387,906

Total operating expenses	618,929

Gain (loss) from operations	(618,490)

Other income (expense)
Interest expense	(4,452)

Total other expenses	(4,452)

Net loss	$(622,942)

Net loss per share - basic and diluted	$(0.01)

Weighted average shares outstanding	48,500,000

The accompanying notes are an integral part of these condensed financial statements

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HDIMAX, INC.

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Common Stock		Paid in	Accumulated	Total Equity
	Shares	Amount	Capital	Deficit	(deficit)

Balance, Inception May 24, 2014	–	$–	$488	$–	$488

Issuance of founder's shares	48,500,000	48	(48)	–	–

Net loss	–	–	–	(622,942)	(622,942)

Balance, September 30, 2014	48,500,000	$48	$440	$(622,942)	$(622,454)

The accompanying notes are an integral part of these condensed financial statements

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HDIMAX, INC.

STATEMENT OF CASH FLOWS

For the Period from Inception on May 24, 2014 to September 30, 2014

Cash Flows from Operating Activities

Net loss	$(622,942)

Adjustments to reconcile net loss to net cash provided by operating activities:
Change in accounts payable	104,509
Change in accrued expenses	107,333
Change in accrued interest	4,452

Net cash used in operating activities	(406,648)

Cash Flows from Financing Activities
Proceeds from related party notes payable	450,000

Net cash provided by financing activities	450,000

Net increase in cash and cash equivalents	43,352

Cash and cash equivalents at beginning of the period	–

Cash and cash equivalents at end of the period	$43,352

Supplementary Disclosures of Cash Flow Information

Cash paid for income taxes	$–
Cash paid for interest	$–

The accompanying notes are an integral part of these condensed financial statements

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Notes to Consolidated Financial Statements

NOTE 1 - DESCRIPTION OF BUSINESS

HDIMAX Inc., incorporated in the State of Delaware in 2014, is a digital publishing and broadcast Company focused on content development, advertising, and ecommerce.

The Company provides its clients and customers advertising and ecommerce opportunities through engaging consumers on two websites, Frontlinewire.com and HDIMAX.com

HDIMAX.com - Operates as an internet television network. HDI Max is engaged in the internet delivery of television shows, movies and original content to its customers directly on televisions, computers, and mobile devices in the United States and Internationally. The original content ranges from news and comedy to travel and sports.

HDIMAX.com offers consumers live video streaming that will be unique to internet television in that users are not charged based on usage and all consumers have unlimited access to live streaming or other previously posted content such as movies and television.

Frontlinewire.com (FLW) – Frontlinewire.com was launched to provide a premier news service that delivers the latest breaking news and information on the latest top stories, weather, business, entertainment, politics, and more.

In addition to the above websites, HDIMAX Inc. provides ecommerce opportunities to other websites, all of which are currently controlled by our founder, Chairman, and Chief Executive Office, Rajinder Brar, including www.fashionstylemag.com, www.themanlife.com, www.thewomanlife.com, and www.southasianlife.com.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of 90 days or less at the time of purchase to be cash equivalents. The Company did not have any cash equivalents at September 30, 2014.

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Revenue Recognition

We recognize revenues when the services or products have been provided or delivered, the fees we charge are fixed or determinable, we and our advertisers or other customers understand the specific nature and terms of the agreed upon transactions, and collectability is reasonably assured.

Most of our advertising customers pay on a cost-per-impression basis that enables advertisers to pay us based on the number of times their ads display on our websites.

For the sale of certain third-party products and services, we recognize revenue on negotiated commission rate as a percentage of the gross amount billed to the customers.

Fair Value Measurements

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Financial assets are marked to bid prices and financial liabilities are marked to offer prices.  The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk, including the party’s own credit risk.

Fair value measurements do not include transaction costs.  A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values.  Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.  The fair value hierarchy is defined into the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

Income Taxes

Income taxes are recorded in the period in which the related transactions have been recognized in the financial statements. Deferred tax assets and liabilities are recorded for expected future tax consequences of loss carryforwards and temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities in the financial statements and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Loss Per Common Share

Basic net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding. Dilutive loss per common share includes additional dilution from common stock equivalents, such as stock options and warrants, and convertible instruments, if the impact is not antidilutive.

Recently Issued Accounting Pronouncements

On June 10, 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. The presentation and disclosure requirements in Topic 915 will no longer be required for the first annual period beginning after December 15, 2014. The revised consolidation standards are effective one year later, in annual periods beginning after December 15, 2015. Early adoption is permitted. We adopted ASU No. 2014-10 effective on our inception date of May 24, 2014.

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In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers.  The objective of this update is to 1) remove inconsistencies and weaknesses in revenue requirements, 2) provide a robust framework for addressing revenue recognition issues, 3) improve comparability of revenue recognition practices across entities, industries, jurisdictions, and capital markets 4) provide more useful information to users of financial statements through improved disclosure requirements, and 5) simplify the preparation of financial statements. This update is effective in annual reporting periods beginning after December 15, 2016 and the interim periods within that year.  The Company will be evaluating the impact of this update as it pertains to the Company’s financial statements and other required disclosures on an on-going basis, currently contingent the commencement of principal revenue generating activities, until its eventual adoption and implementation.

There have been no other recently issued accounting pronouncements through the date of this report that the Company believes will have a material impact on the financial position, results of operations, or cash flows.

NOTE 3 - GOING CONCERN

Since the Company’s inception on May 24, 2014, we have generated immaterial revenues resulting in the incurrence of a net loss for the period ended September 30, 2014. This has further led to negative working capital, all which results in substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We believe that, upon completion of our business combination with Indigo-Energy as discussed in Note 8, we will be able to raise the additional capital necessary to execute our business plans on a commercially viable basis. The additional capital will likely be raised through an equity offering of our common stock. We may not be able to raise such capital or at terms favorable to the Company. As of the date of this report we do not have any firm funding commitements.

NOTE 4 - NOTES PAYABLE

In June and September of 2014 we entered into short-term notes payable with Indigo-Energy, the legal acquirer in our proposed business combination expected to be completed in early to mid-November, for proceeds totaling $200,000 and $250,000, respectively. The notes carried an interest rate of 5% per annum were payable within 60 days of the closing of the contingent plan of merger. As of September 30, 2014 we accrued total interest of $4,452 associated with these notes.

NOTE 5 - RELATED PARTY TRANSACTIONS

On May 24, 2014 our founder, Chairman, and Chief Executive Officer contributed the brands, rights, and ecommerce opportunities of HDIMAX.com and Frontlinewire.com to the Company in exchange for 48,500,000 shares of common stock of the Company. Since we were under control of our founder on the date of the transaction, our founder’s historical cost became the carrying cost of the contributed assets totaling $488.

During the period ended September 30, 2014 we paid our founder, Chairman, and Chief Executive Officer and related entities $211,591 for the development of content and other marketing related expenses. The amount is classified in sales and marketing in the accompanying statement of operations.

For a discussion of notes payable due to related parties for the period ended September 30, 2014 see Note 4.

NOTE 6 - STOCKHOLDERS’ EQUITY

Common Stock

As of September 30, 2014the Company had 48,500,000 shares of common stock issued and outstanding all of which were issued to founder as described in Note 5.

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NOTE 7 - INCOME TAXES

Income taxes from continued operations for the period ended September 30, 2014 consist of the following:

2014
Current:
Federal	$–

Deferred:
NOL Carryforwards	$210,000
Valuation allowance	(210,000)
Deferred tax assets, net	$–

At September 30, 2014 the Company had federal net operating losses of approximately $618,000 which will begin to expire in 2034 and could be subject to certain limitations under section 382 of the Internal Revenue Code.

The Company has provided a full valuation allowance for all periods for its net deferred tax assets as it cannot conclude it is more likely than not that they will be realized or limited and / or forfeited under the applicable provisions of the Internal Revenue Code.

As of September 30, 2014, the Company did not have any unrecognized tax benefits. The Company's policy is to recognize interest and penalties related to income tax matters in income tax expense. The Company currently has no federal or state tax examinations in progress. The Company is subject to U.S. federal and state income tax examination from inception and forward.

NOTE 8 – CONTINGENT PLAN OF MERGER

We expect to complete our Plan of Merger with Indigo-Energy Inc. (“Indigo”) in which we will acquire 705,000,000 shares of common stock of Indigo in exchange for all of our outstanding stock in early to mid-November.

Subsequent to the completion of the transaction, our shareholders hold approximately 94% of outstanding shares of common stock of the consolidated Company resulting in a change in control of Indigo, the legal acquirer. Since our significant acquisition of shares of common stock resulted in a change in control of Indigo, the transaction has been accounted as a reverse acquisition in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) in which HDIMAX is considered the acquirer for accounting purposes while Indigo is considered the acquirer for legal purposes. The reverse acquisition accounting treatment results in the continuation of the financial statements of HDIMAX with retroactive application to present the legal capital of Indigo.

Upon completion of the contingent plan of merger, employment agreements with our four officers will become effective. Our employment agreements include, amongst other standard health care and time off benefits, base annual salaries totaling between $8 and $10 million, transaction completion bonuses of up to approximately $38 million, other performance based bonuses, and the granting and vesting of up to approximately 20,000,000 restricted stock units.

NOTE 9 – SUBSEQUENT EVENTS

On October 24, 2014 we entered into a short-term loan agreement with an individual and received total cash proceeds of $25,000. The investor has informally agreed to defer all principal and applicable interest payments until we have generated sufficient cash flows to make such payment.

We evaluated our subsequent events through November 12, 2014, the date the financial statements were available to be issued, and did not identify any additional material transactions for inclusion in these financial statements.

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